As filed with the Securities and Exchange Commission on March 12, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Pandion Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	83-3015614
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

134 Coolidge Avenue Watertown, Massachusetts	02472
(Address of Principal Executive Offices)	(Zip Code)

2020 Stock Incentive Plan

2020 Employee Stock Purchase Plan

(Full Title of the Plan)

Rahul Kakkar, M.D.

Chief Executive Officer

Pandion Therapeutics, Inc.

134 Coolidge Avenue

Watertown, Massachusetts 02472

(Name and Address of Agent For Service)

(617) 393-5925

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	1,475,779 shares (2)	$60.34 (3)	$89,041,135.02 (3)	$9,714.39

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Consists of an additional (i) 1,180,623 shares issuable under the 2020 Stock Incentive Plan, and (ii) 295,156 shares issuable under the 2020 Employee Stock Purchase Plan.
(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, and based upon the average of the high and low sale prices of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on March 8, 2021.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8, relating to the 2020 Stock Incentive Plan of Pandion Therapeutics, Inc. (the “Registrant”) and the 2020 Employee Stock Purchase Plan of the Registrant, is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the 2020 Stock Incentive Plan and the 2020 Employee Stock Purchase Plan has previously been filed and is effective. Accordingly, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-239897, filed with the Securities and Exchange Commission on July 17, 2020 by the Registrant, relating to the Registrant’s 2020 Stock Incentive Plan and 2020 Employee Stock Purchase Plan, except for Item 8, Exhibits.

Item 8. Exhibits.

The following exhibits are incorporated herein by reference:

Number	Description

4.1	Restated Certificate of Incorporation of Pandion Therapeutics, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 21, 2020).

4.2	Amended and Restated Bylaws of Pandion Therapeutics, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 21, 2020).

5.1*	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm

23.2*	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature pages of this registration statement)

99.1	2020 Stock Incentive Plan (incorporated by reference to Exhibit 10.2 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-239500) filed with the Securities and Exchange Commission on July 13, 2020)

99.2	2020 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.5 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-239500) filed with the Securities and Exchange Commission on July 13, 2020)

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Watertown, Commonwealth of Massachusetts, on this 12th day of March, 2021.

PANDION THERAPEUTICS, INC.

By:	/s/ Rahul Kakkar
Rahul Kakkar, M.D. Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Pandion Therapeutics, Inc., hereby severally constitute and appoint Rahul Kakkar, Edward Freedman and Vikas Goyal, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Pandion Therapeutics, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rahul Kakkar	Chief Executive Officer, Director (Principal Executive Officer)	March 12, 2021
Rahul Kakkar, M.D.

/s/ Gregg Beloff	Interim Chief Financial Officer (Principal Financial Officer)	March 12, 2021
Gregg Beloff

/s/ Eric Larson	Vice President, Finance (Principal Accounting Officer)	March 12, 2021
Eric Larson

/s/ Alan Crane	Chairman of the Board of Directors	March 12, 2021
Alan Crane

/s/ Daniel Becker	Director	March 12, 2021
Daniel Becker, M.D., Ph.D.

/s/ Jill Carroll	Director	March 12, 2021
Jill Carroll

/s/ Donald Frail	Director	March 12, 2021
Donald Frail, Ph.D.

/s/ Christopher Fuglesang	Director	March 12, 2021
Christopher Fuglesang, Ph.D.

/s/ Katina Dorton	Director	March 12, 2021
Katina Dorton, J.D.

/s/ Carlo Rizzuto	Director	March 12, 2021
Carlo Rizzuto, Ph.D.

/s/ Nancy Stagliano	Director	March 12, 2021
Nancy Stagliano, Ph.D.